Exhibit 99.1

IMMEDIATE RELEASE

                  NEWPOWER ANNOUNCES INTERIM DISTRIBUTION

                  NEW CANAAN, CONNECTICUT - November 22, 2006- NewPower Holdings, Inc. (PINK SHEETS: NWPWQ.PK) (the "Company") today announced that the order by the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the "Bankruptcy Court") of an interim distribution of liquidation proceeds equal to seven cents ($0.07) per share to registered holders of the Company's common stock, plus an additional distribution equal to eight cents ($0.08) per share to such registered holders other than Enron Corp. and certain of its affiliates, became effective as of November 19, 2006. The Bankruptcy Court issued an order approving the interim distribution on November 9, 2006, subject to the mandatory objection period that has expired. The interim distribution will be paid approximately December 14, 2006 to registered holders of record of the Company's common stock as of November 30, 2006.

                  Cautionary Statement

                  This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations and beliefs are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                  For more information, please contact:
                   M. Patricia Foster
                   President and Chief Executive Officer
                   Telephone: 203-329-8412